Exhibit 10.40
PHARMANET DEVELOPMENT GROUP, INC.
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT
     RECITALS
A. The Board has adopted the Plan for the purpose of attracting and retaining the services of selected employees who provide services to the Company (or any Related Corporations).
B. *** (the “Participant”) is to render valuable services to the Company (or a Related Corporation) and the Committee has approved the award of restricted stock units to the Participant pursuant to this Agreement.
C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
     NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Restricted Stock Units. The Company hereby awards to the Participant, as of the Award Date, an award (the “Award”) of restricted stock units under the Plan. Each restricted stock unit represents the right to receive one share of Common Stock on the vesting date of that unit. The number of shares of Common Stock subject to the awarded restricted stock units, the applicable vesting schedule for the restricted stock units and the underlying shares, the dates on which those vested shares shall be issued to the Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.
AWARD SUMMARY

Award Date:	***

Number of Shares
Subject to Award:	*** shares of Common Stock (the “Shares”)

Vesting Schedule:	The Participant shall vest with respect to one-sixth of the Shares on June 30 and December 31 and of each year commencing December 31, 2006, provided the Participant remains in continuous employment through each such date. The Shares may vest on an accelerated basis prior to these vesting dates in accordance with the provisions of Paragraph 4 of this Agreement. In no event shall any Shares vest after the date of the Participant’s termination of employment.

Issuance Dates:	Each Share in which the Participant vests in accordance with the foregoing Vesting Schedule shall be issued on the date (the “Issue Date”) on which that Share so vests or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such Issue Date occurs or (if later) the fifteenth (15th) day of the third calendar month following such Issue Date. The issuance of the Shares shall be subject to the Company’s collection of any applicable Withholding Taxes in accordance the procedures set forth in Paragraph 6 of this Agreement.
          2. Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance.
          3. Cessation of Employment. Except as otherwise provided for in Participant’s employment agreement, should the Participant cease employment for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of restricted stock units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units. For purposes of this Agreement, the Participant’s period of employment shall not include any period of notice of termination of employment, whether expressed or implied. The Participant’s date of termination shall mean the date upon which he or she ceases active employment following the provision of notification of termination or resignation from employment and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including the Participant’s contract of employment.
          4. Change in Control.
               (a) Any restricted stock units subject to this Award at the time of a Change in Control may be assumed, or replaced with an economically equivalent award, by the successor corporation or a parent or subsidiary of the successor corporation. In the event the restricted stock units are not to be so assumed or replaced, then the Participant shall fully vest in the Award immediately prior to the effective date of the Change in Control. The Shares subject to those vested units will be issued on the Issue Date triggered by the Change in Control (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Company in consummation of that Change in Control and distributed at the same time as such stockholder payments), subject to the Company’s collection of any applicable Withholding Taxes pursuant to the provisions of Paragraph 6.
               (b) For the purposes of this Paragraph 4, the Award shall be considered “assumed” if, following the Change in Control, the Award confers the right to receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, securities or other property) received in the Change in Control by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide that the consideration to be received for each share of Common Stock which vests and become issuable under this Award shall be comprised solely of common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
               (c) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
               (d) Notwithstanding anything to the contrary contained herein, the vesting of Participant’s restricted stock units under the Award shall be subject to acceleration as provided for in Participant’s employment agreement.
          5. Adjustment in Shares. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Company’s receipt of consideration: any stock split, reverse stock split, stock dividend, combination or exchange of shares, reclassification, spin-off, extraordinary distribution (whether in cash, securities or other property) or any other similar transaction affecting the Common Stock without the Company’s receipt of consideration (other than a conversion of any convertible securities of the Company), equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. The adjustments shall be made by the Committee in such manner as the Committee deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
          6. Issuance of Shares of Common Stock.
               (a) On the Issuance Date or as soon thereafter as practicable, the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the number of shares of Common Stock underlying the restricted stock units which vest under the Award on such date, subject, however, to the Company’s collection of any applicable Withholding Taxes.
               (b) Until such time as the Company provides the Participant with notice to the contrary, the Company shall collect any Withholding Taxes required to be withheld with respect to the issuance of the vested Shares hereunder through an automatic Share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required withholding obligations using the minimum statutory withholding rates. The Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

               (c) Should any Shares be issued at a time when the Share Withholding Method is not available, then the Participant shall pay any Withholding Taxes required to be withheld with respect to the issuance of vested Shares hereunder by delivering a check to the Company in the amount of the Withholding Taxes.
               (d) In no event will any fractional shares be issued.
               (e) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance after the satisfaction of the applicable Withholding Taxes.
          7. Compliance with Laws and Regulations.
               (a) The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.
               (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
          8. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.
          9. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          10. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. In addition to the foregoing, the terms of this Restricted Stock Issuance Agreement are subject to the Participant’s employment agreement with the Company, dated June 30, 2006, and if any of the terms of this Agreement conflict with the Participant’s employment agreement, the employment agreement shall control.
          11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.
          12. Employment at Will. Except as may otherwise be set forth in the Participant’s employment agreement, nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Corporation employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service at any time for any reason, with or without cause.
          13. Nature of Grant; No Entitlement; No Claim for Compensation. In accepting the grant of this Award for the number of Shares as specified above, the Participant acknowledges the following:
               (a) The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time.
               (b) The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.
               (c) All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
               (d) The Participant is voluntarily participating in the Plan.
               (e) This Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or its Related Corporations (including, as applicable, the Participant’s employer) and which is outside the scope of the Participant’s employment contract, if any.
               (f) This Award is not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
               (g) In the event that the Participant’s employer is not the Company, the grant of the Award will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Award will not be interpreted to form an employment contract with the Participant’s employer or any Related Corporations.

               (h) The future value of the underlying Shares is unknown and cannot be predicted with certainty.
               (i) In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares issuable under the Award from termination of the Participant’s employment by the Company or the Participant’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and the Participant irrevocably releases the Participant’s employer, the Company and its Related Corporations, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.
          14. Data Privacy.
               (a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Company and its Related Corporations for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
               (b) The Participant understands that his or her employer, the Company and its Related Corporations, as applicable, hold certain personal information about Participant regarding his or her employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its Related Corporations, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

PHARMANET DEVELOPMENT GROUP, INC.

Signature:

Name:	Jeffrey P. McMullen

Title:	President and Chief Executive Officer

PARTICIPANT

Signature:

Name:

Address:

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
          A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.
          B. Award shall mean the award of restricted stock units made to the Participant pursuant to the terms of the Agreement.
          C. Award Date shall mean the date the restricted stock units are awarded to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
          D. Board shall mean the Company’s Board of Directors.
          E. Change in Control shall mean the occurrence of any of the following events:
          (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
          (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
          (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
          F. Code shall mean the Internal Revenue Code of 1986, as amended.
          G. Committee shall mean the committee of the Board acting in its capacity as administrator of the Plan.
          H. Common Stock shall mean shares of the Company’s common stock.

          I. Company shall mean PharmaNet Development Group, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of PharmaNet Development Group, Inc. which shall by appropriate action adopt the Plan.
          J. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
          K. Fair Market Value per share of Common Stock on any relevant date shall be determined as of the last trading day prior to the relevant date in accordance with the following provisions:
          (i) the closing price on the principal market if the Common Stock is at the time listed on a national securities exchange, the Nasdaq Stock Market (“Nasdaq”) or the National Association of Securities Dealers, Inc.’s Over the Counter Bulletin Board Exchange;
          (ii) if the Common Stock is not listed on a national securities exchange, Nasdaq or the Bulletin Board, then the closing price if reported or the average bid and asked price for the Company’s shares as listed in the National Quotation Bureau’s “pink sheets”;
          (iii) if there are no prices available under clause (i) or (ii), then fair market value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Common Stock; or
          (iv) if there is no regularly established trading market for the Common Stock, the fair market value shall be established by the Board or the Committee taking into consideration all relevant factors including the most recent price at which the Common Stock was sold.
          L. Plan shall mean the Company’s Amended and Restated 1999 Stock Option Plan.
          M. Participant shall mean the person to whom the Award is made pursuant to the Agreement.
          N. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.
          O. Related Corporation shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 425(f) of the Code.
          P. Withholding Taxes shall mean the income tax, employment tax, social insurance, payroll tax, contributions, payment on account obligations or other amounts required to be withheld by the Company in connection with the issuance of the shares of Common Stock under the Award.